Exhibit 4.22

TECO FINANCE, INC.

Issuer

And

TECO ENERGY, INC.

Guarantor

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee and Calculation Agent

FOURTH SUPPLEMENTAL INDENTURE

dated as of April 10, 2015

Supplementing the Indenture

dated as of December 21, 2007

$250,000,000

Floating Rate Notes Due 2018

i

TABLE OF CONTENTS

(continued)

		Page

Section 406.	Waiver of Jury Trial	11

Section 407.	Damages	11

Section 408.	FATCA	11

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF SUPPLEMENTAL COMPANY ORDER

ii

This Fourth Supplemental Indenture, dated as of April 10, 2015, is among TECO FINANCE, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company”), having its principal executive offices at 702 N. Franklin Street, Tampa, Florida 33602, TECO ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Guarantor”), having its principal executive offices at 702 N. Franklin Street, Tampa, Florida 33602, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee”), and as Calculation Agent, having a corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256.

WITNESSETH:

WHEREAS, the Company, the Guarantor and the Trustee entered into an Indenture, dated as of December 21, 2007 (the “Original Indenture”), pursuant to which one or more series of debt of the Company (the “Securities”) may be issued from time to time; and

WHEREAS, Section 2.01 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

WHEREAS, Section 11.01(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantor and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Fourth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Company’s “Floating Rate Notes Due 2018” (the “Notes”); and

WHEREAS, the Company, the Guarantor and the Trustee desire to enter into this Fourth Supplemental Indenture for the purposes set forth in Sections 2.01 and 11.01 of the Original Indenture as referred to above; and

WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Fourth Supplemental Indenture; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid supplement to the Original Indenture have been done,

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 101. Definitions

All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Fourth Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” As used in this Fourth Supplemental Indenture, the following capitalized terms shall have the following respective meanings:

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent.

“Depositary” means The Depository Trust Company or its successor.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Payment Date” means January 10, April 10, July 10 and October 10 of each year.

“Interest Period” means the period commencing on an Interest Payment Date for the Notes (or, with respect to the initial Interest Period only, commencing on the original issue date for the Notes) and ending on the day before the next succeeding Interest Payment Date for the Notes.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the Notes, selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Company will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the Notes, selected by the Company, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that

Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Company to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day that is a business day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Original Issue Date” means the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of each Note.

“Record Date” means the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date, provided, however, as long as the Notes are registered in the name of the Depositary, its nominee or a successor depositary, the Record Date shall be the close of business on the Business Day immediately preceding the Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

Section 102. Section References

Each reference to a particular section set forth in this Fourth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourth Supplemental Indenture.

ARTICLE TWO

Designation and Terms of the Notes

Section 201. Establishment of Series

There is hereby created a series of Securities to be known and designated as the “Floating Rate Notes Due 2018” (the “Notes”), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

Section 202. Variations in Terms of the Notes

Subject to the terms and conditions set forth in the Original Indenture and in this Fourth Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 3.01 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 3.03 of the Original Indenture.

Section 203. Amount and Denominations; the Depositary

(a) The initial principal amount of Notes that may be issued under this Fourth Supplemental Indenture shall be $250,000,000. Additional Notes may be issued under this Fourth Supplemental Indenture in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

(b) The Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of the Depositary or its nominee who is hereby designated as “Depositary” under the Original Indenture.

Section 204. Stated Maturity

The Stated Maturity of the principal amount of the Notes shall be April 10, 2018.

Section 205. Interest Rates and Interest Payment Dates

(a) All Notes will bear interest from April 10, 2015 or the last date to which interest has been paid or duly provided for at the rates set quarterly pursuant to this Section 205(a), payable quarterly in arrears on each Interest Payment Date commencing July 10, 2015; provided, however, in the event that any Interest Payment Date (other than the Interest Payment Date that is the Stated Maturity of the principal of the Notes) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. Such interest will be payable to the Holder of the Notes as of the related Record Date.

(b) The Notes will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent. Interest on the Notes shall be computed on the basis of the actual number of days elapsed over a 360-day year. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 60 basis points (0.60%). The accrued interest on the Notes for any period is calculated by multiplying the principal amount of the Notes by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

(c) All percentages resulting from any calculation of the interest rate on the Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

(d) Promptly upon each determination of the interest rate, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Notes, the Company, the Guarantor and the Trustee.

(e) Upon the request of a Holder of the Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

Section 206. Form and Other Terms of the Notes

(a) Attached hereto as Exhibit A is the form of Note, which form is hereby established as the form in which the Notes may be issued and which shall be completed with the series designation, Stated Maturity, interest rate and CUSIP number applicable to the Notes upon such issuance.

(b) Subject to (a) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Fourth Supplemental Indenture.

Section 207. Authentication and Delivery

As provided in and pursuant to Section 3.03 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of Notes under this Indenture, the Company shall deliver a Supplemental Company Order in the form of Exhibit B to this Fourth Supplemental Indenture (which form shall be completed upon delivery with the series designation applicable to the Notes) for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.

Section 208. Redemption; No Sinking Fund

(a) The Notes are not subject to redemption prior to the Stated Maturity thereof.

(b) The Notes are not entitled to the benefit of any sinking fund or analogous provision.

ARTICLE THREE

Calculation Agent

Section 301. Appointment

Upon the terms and subject to the conditions contained herein, the Company hereby appoints The Bank of New York Mellon Trust Company, N.A. as the Company’s Calculation Agent for the Notes, and The Bank of New York Mellon Trust Company, N.A. hereby accepts such appointment as the Company’s agent for the purpose of calculating the applicable interest rates on the Notes in accordance with the provisions set forth herein.

Section 302. Duties and Obligations

The Calculation Agent shall: (i) calculate the applicable interest rates on the Notes in accordance with the provisions set forth herein, and (ii) exercise due care to determine the interest rates on the Notes and shall communicate the same to the Company and the Trustee (if the Trustee is not then serving as the Calculation Agent) as soon as practicable after each determination.

Section 303. Terms and Conditions

The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Company agrees:

(i) The Calculation Agent shall be entitled to such compensation as may be agreed upon with the Company for all services rendered by the Calculation Agent, and the Company promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company shall reasonably require. The Company also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the willful misconduct or gross negligence of the Calculation Agent or any of its agents or employees. Except as provided in the preceding sentence, the Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (A) the advice of Counsel or an Opinion of Counsel or (B) written instructions from the Company. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this clause (i) shall survive the payment in full of the Notes and the resignation or removal of the Calculation Agent.

(ii) In acting under this Fourth Supplemental Indenture, the Calculation Agent is acting solely as agent of the Company and does not assume any obligations to or relationship of agency or trust for or with any of the beneficial owners or Holders of the Notes.

(iii) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Notes or this Fourth Supplemental Indenture or any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) The Calculation Agent, its officers, directors, employees and shareholders may become the owners or pledgee of, or acquire any interest in, any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Company or the Guarantor as freely as if it were not the Calculation Agent.

(v) Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Company or the Guarantor for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their willful misconduct or gross negligence.

(vi) The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(vii) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Fourth Supplemental Indenture against the Calculation Agent.

(viii) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company made or given by it under any provision of this Fourth Supplemental Indenture shall be sufficient if signed by any officer of the Company.

(ix) The Calculation Agent may perform any duties hereunder either directly or by or through its agents or attorneys, and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(x) The Company will not, without first obtaining the prior written consent of the Calculation Agent, make any change to this Fourth Supplemental Indenture or the Notes if such change would materially and adversely affect the Calculation Agent’s duties and obligations hereunder or thereunder.

(xi) In no event shall the Calculation Agent be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether it has been advised of the likelihood of such loss or damage and regardless of the form of action.

(xii) In no event shall the Calculation Agent be responsible or liable for any failure or delay in the performance of its obligations under this Fourth Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(xiii) Under certain circumstances, the Calculation Agent may be required to determine the interest rates on the Notes on the basis of quotations received from banks or other financial institutions (the “Reference Banks”) selected by the Company for the purpose of quoting such rates. The Calculation Agent shall not be responsible to the Company, the Guarantor or any third party for any failure of the Reference Banks to fulfill their duties or meet their obligations as Reference Banks or as a result of the Calculation Agent having acted (except in the event of gross negligence or willful misconduct) on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect.

Section 304. Qualifications

The Calculation Agent shall be authorized by law to perform all the duties imposed upon it by this Fourth Supplemental Indenture, and shall at all times have a capitalization of at least $50,000,000. The Calculation Agent may not be an affiliate of the Company or the Guarantor.

Section 305. Resignation and Removal

The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Company and the Guarantor of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 45 days after the receipt of such notice by the Company and the Guarantor, unless the Company otherwise agrees in writing. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Company, petition a court of competent jurisdiction to appoint a successor Calculation Agent. If at any time the Calculation Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, then a successor Calculation Agent shall as soon as practicable be appointed by the Company by an instrument in writing filed with the predecessor Calculation Agent, the successor Calculation Agent and the Trustee. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Company of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

Section 306. Successors

Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor, the Company, the Guarantor and the Trustee an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

Section 307. Trustee Deemed Calculation Agent Upon Certain Circumstances

In the event that the Calculation Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Company shall not have made a timely appointment of a successor Calculation Agent, the Trustee (if the Trustee Is not then serving as the Calculation Agent), notwithstanding the provisions of this Article Three, shall be deemed to be the Calculation Agent for all purposes of this Fourth Supplemental Indenture until the appointment by the Company of the successor Calculation Agent.

Section 308. Merger, Conversion, Consolidation, Sale or Transfer

Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Fourth Supplemental Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation or sale shall forthwith be given to the Company, the Guarantor and the Trustee (if the Trustee is not then serving as the Calculation Agent).

Section 309. Notice

(a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted hereby to be given or furnished to the Calculation Agent shall be delivered in person, sent by letter or fax or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within 24 hours by letter or by fax) as follows:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway N., 2nd Floor

Jacksonville, Florida 32256

Telephone: (904) 998-4724

Fax: (904) 645-1972

or to any other address of which the Calculation Agent shall have notified the Company, the Guarantor and the Trustee (if the Trustee is not then serving as the Calculation Agent) in writing as herein provided.

(b) Calculation Agent agrees to accept and act upon instructions or directions pursuant to this Fourth Supplemental Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Calculation Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Calculation Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Calculation Agent in its discretion elects to act upon such instructions, the Calculation Agent’s understanding of such instructions shall be deemed controlling. The Calculation Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Calculation Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantor agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Calculation Agent including without limitation the risk of the Calculation Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 310. WAIVER OF JURY TRIAL

EACH OF THE COMPANY, THE GUARANTOR, THE CALCULATION AGENT, THE TRUSTEE, AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 311. Calculation of Interest Rate for First Interest Period

The Calculation Agent, at the request of the Company, has determined, prior to the date of execution and delivery of this Fourth Supplemental Indenture, the interest rate for the initial Interest Period for the Notes. In connection with such determination, the Calculation Agent shall be entitled to the same rights, protections, exculpations and immunities otherwise available to it under this Fourth Supplemental Indenture.

ARTICLE FOUR

Miscellaneous

Section 401. Effect On Original Indenture

This Fourth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Fourth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Fourth Supplemental Indenture shall together constitute one and the same instrument.

Section 402. Counterparts

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 403. Recitals and Issuance of Notes

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 404. Governing Law

This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

Section 405. Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 406. Waiver of Jury Trial

EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 407. Damages

In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 408. FATCA.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), if a foreign financial institution, issuer, trustee, paying agent, holder or other institution (the “Foreign Institution”) has agreed to be a party or subject to the Indenture, (i) the Foreign Institution agrees to provide (and, to the extent such information is in the possession of the Company, the Company agrees to provide) to The Bank of New York Mellon Trust Company, N.A. sufficient information about itself so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law, and (ii) the Company, the Guarantor and the Foreign Institution agree that The Bank of New York Mellon Trust Company, N.A. shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

[The balance of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date and year first written above.

TECO FINANCE, INC.

By:	/s/ Kim M. Caruso
Name: Kim M. Caruso
Title: Treasurer

TECO ENERGY, INC.

By:	/s/ Kim M. Caruso
Name: Kim M. Caruso
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Jonathan Glover
Name: Jonathan Glover
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS CALCULATION AGENT

By:	/s/ Jonathan Glover
Name: Jonathan Glover
Title: Vice President

Fourth Supplemental Indenture Signature Page

EXHIBIT A

FORM OF NOTE

CUSIP NO.:	PRINCIPAL AMOUNT: $

REGISTERED NO. __

TECO FINANCE, INC.

Floating Rate Notes Due 2018

☒	Check this box if the Note is a Global Note.
Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, OR ANY SUCCESSOR DEPOSITARY (“DEPOSITARY”), AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

ORIGINAL ISSUE DATE:

April 10, 2015

ISSUE PRICE: 100% (as a percentage of principal amount)

STATED MATURITY:

April 10, 2018

INTEREST RATE: 0.87120% per annum for the period to the first Interest Payment Date, and thereafter a variable rate equal to LIBOR plus an Applicable Margin of 0.60% as described on the reverse side of this Note

INTEREST PAYMENT DATES: January 10, April 10, July 10 and October 10 of each year, commencing July 10, 2015.

SPECIFIED CURRENCY: U.S. dollars

AUTHORIZED DENOMINATIONS: N/A (Only applicable if specified currency is other than U.S. dollars.)

SINKING FUND: None YIELD TO MATURITY: N/A REDEMPTION: This Note is not subject to redemption prior to its Stated Maturity. DEPOSITARY: The Depository Trust Company, or any successor depositary.

TECO FINANCE, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the face of this Note on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York Mellon Trust Company, N.A., or its successor in trust (the “Trustee”) or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (computed based on a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth on the face of this Note for the period from the Original Issue Date to, but excluding, the Stated Maturity.

Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. In each case, payments shall be made in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

TECO Energy, Inc. a corporation duly organized and existing under the laws of the State of Florida (herein called the “Guarantor”), has fully and unconditionally guaranteed the payment of principal, premium, if any, and interest on this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, TECO FINANCE, INC. has caused this instrument to be duly executed.

Dated:                 , 20

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	TECO FINANCE, INC.

This is one of the series designated therein referred to in the within-mentioned Indenture.	By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Authenticating Agent for the Trustee

By:
Authorized signatory

Note Signature Page

(REVERSE OF NOTE)

TECO FINANCE, INC.

Floating Rate Notes Due 2018

This Note is one of a duly authorized series of securities of the Company (herein called the “Notes”), issued and to be issued under an Indenture dated as of December 21, 2007, as supplemented by the Fourth Supplemental Indenture, dated as of April 10, 2015 (as such has been or shall be amended or supplemented, the “Indenture”), among the Company, TECO Energy, Inc. (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof.

DEFINITIONS

The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

“Business Day” shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulations to close in the City of New York.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent.

“Depositary” means The Depository Trust Company or its successor.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on an Interest Payment Date for the Notes (or, with respect to the initial Interest Period only, commencing on the original issue date for the Notes) and ending on the day before the next succeeding Interest Payment Date for the Notes.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the Notes, selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Company will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the Notes, selected by the Company, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Company to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day that is a business day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Record Date” means the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date, provided, however, as long as the Notes are registered in the name of the Depositary, its nominee or a successor depositary, the Record Date shall be the close of business on the Business Day immediately preceding the Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

INTEREST RATE

This Note will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus the Applicable Margin shown on the face of this Note. The accrued interest on this Note for any period is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

2

All percentages resulting from any calculation of the interest rate on the Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

Promptly upon each determination of the interest rate, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of this Note, the Company, the Guarantor and the Trustee.

Upon the request of a Holder of this Note, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

REDEMPTION

The Notes are not subject to redemption at any time prior to their Stated Maturity. The Notes are not entitled to the benefit of any sinking fund or analogous provision.

TRANSFER OR EXCHANGE

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

3

OTHER PROVISIONS

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of The State of New York.

4

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT-- CUSTODIAN	under Uniform Gifts to Minors Act
(Custodian) (Minor)

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security of TECO FINANCE, INC. and does hereby irrevocably constitute and appoint                                                                                                        attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

5

EXHIBIT B

FORM OF SUPPLEMENTAL COMPANY ORDER

TECO FINANCE, INC.

FLOATING RATE NOTES DUE 2018

SUPPLEMENTAL COMPANY ORDER

Pursuant to Section 207 of the Fourth Supplemental Indenture, dated as of April 10, 2015, to the Indenture, dated as of December 21, 2007, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $                        . [The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.]

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                 ,         .

TECO FINANCE, INC.

By:
Name:
Title: